THE BANK OF
NEW YORK
NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN  DEPOSITARY  RECEIPTS


May 4, 2005

U.S. Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary
Shares evidenced by American
Depositary Receipts
representing non-voting
preferred shares of Tele Leste
Celular Participacoes S.A.
(Form F-6, Registration No.
333-9468).

************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting a
change in the number of shares
represented by each American
Depositary Share.

As required by Rule 424(e), the upper
right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the revised form of ADR
certificate.

Please contact me with any questions or
comments on 212 815-4831.

Very truly yours,


___________________
/s/ Monica Vieira
Assistant Treasurer
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: mvieira@BankofNY.com


Encl.

cc:    Paul Dudek, Esq.